SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,
D.C. 20549
____________________________
FORM
8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FiberMark, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware	82-0429330

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

161 Wellington Road, PO Box 498, Brattleboro, Vermont 05302
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:     Not applicable
                                                      (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 Par Value Per Share
(Title of Class)
Preferred Stock Purchase Rights
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

1.    Common Stock.  The description under the heading "Description of Capital Stock" relating to the Registrant’s Common Stock, $.001 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 19, 1997 (File No. 333-40527) is incorporated herein by reference.

2.    Preferred Stock Purchase Rights. The description of the Preferred Stock Purchase Rights contained in the Registrant’s Form 8-K filed with the Securities and Exchange
Commission on May 13, 2002 (File No. 1-12865) is incorporated herein by reference.

Item 2: Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

1.    Certificate of Incorporation of the Registrant.

2.    Restated Bylaws of the Registrant, incorporated by reference to the Registrant’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (File No. 333-47954) and which became effective on March 10, 1993.

3.    Rights Agreement between the Registrant and American Transfer & Trust Company, as Rights Agent, dated May 9, 2002, which includes as Exhibit A Form of Certificate of Designation of the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 1-12865) as filed with the Securities and Exchange Commission on May 13, 2002.

FiberMark, Inc.

Date: April 13, 2004	By:	/s/ John E. Hanley

Vice President and Chief Financial Officer

Exhibit 1
RESTATED
CERTIFICATE OF INCORPORATION
OF
SPECIALTY PAPERBOARD, INC.

Alex Kwader and Paul S. Street hereby certify that:
  They are the President and Chief Executive Officer and Secretary, respectively, of SPECIALTY PAPERBOARD, INC., a Delaware corporation.
  The name of the corporation is Specialty Paperboard, Inc.
  The date of filing of the corporation’s original Certificate of Incorporation was June 15, 1989.
  The Restated Certificate of Incorporation of said corporation as provided in Exhibit A hereto was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the corporation.
  The Restated Certificate of Incorporation of said corporation as provided in Exhibit A was approved by the written consent of the holders of more than two-thirds of the outstanding stock of each class entitled to vote thereon in accordance with the requirements of the Company’s Restated Certificate of Incorporation, and Sections 242 and 245 of the General Corporation Law of the State of Delaware.
  The Restated Certificate of Incorporated so adopted reads in full as set forth in Exhibit A attached hereto and hereby incorporated by reference.
IN WITNESS WHEREOF, the undersigned have signed this certificate this 17th day of March, 1993 and hereby affirm and acknowledge under penalty of perjury that the filing of this Restated Certificate of Incorporation is the act and deed of SPECIALTY PAPERBOARD, INC.

SPECIALTY PAPERBOARD, INC.

By
/s/ Alex Kwader________________
Alex Kwader
President and Chief Executive Officer

By:
/s/ Paul S. Street________________
Paul S. Street
Secretary

RESTATED
CERTIFICATE OF INCORPORATION
OF
SPECIALTY PAPERBOARD, INC.
Exhibit A

Section 1.

The name of the corporation (the “Corporation”) is: Specialty Paperboard, Inc.

Section 2.

      The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Section 3.

The nature of the business or purpose to be conducted or promoted is to be engaged in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Section 4.

The Corporation is authorized to issue two classes of shares designated respectively “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock which the Corporation has authority to issue is 22,000,000 shares, consisting of 20,000,000 shares of Common Stock, each having a par value of $.001, and 2,000,000 shares of Preferred Stock, each having a par value of $.001. The Preferred Stock may be issued in one or more series or classes. The Board of Directors is authorized to fix the number of shares of any such series or class of Preferred Stock and to determine the designation of any such series or class (a “Preferred Stock Designation”), subject to (a) such stockholder approvals as may be provided for herein and (b) the number of shares of Preferred Stock authorized at that time by this Article IV. Subject to such stockholder approvals as may be provided for herein, the Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series or class of Preferred Stock, and to increase or decrease (but not below the number of shares of such series or class then outstanding) the number of shares of any series or class of Preferred Stock. In case the number of shares of any series or class shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or amendment originally fixing the number of shares of such series or class.

No share or shares of any class or series of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued as part of such class or series, and the Board of Directors is authorized, pursuant to Section 243 of the Delaware General Corporation Law, to retire any such share or shares. The retirement of any such share or shares shall not reduce the total authorized number of shares of Preferred Stock.

Section 5.

The Corporation is to have perpetual existence.

Section 6.

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meetings of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholder or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Section 7.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its director and of its stockholders or any class thereof, as the case may be, it is further provided that:
  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be as determined by the By-laws of the Corporation.
  The Board of Directors of the Corporation is expressly authorized to adopt, amend, supplement or repeal the By-laws.
  The directors of the Corporation need not be elected by written ballot unless the By-laws so provide.
  No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the By-laws and no action shall be taken by the stockholders by written consent.
  Advance notice of stockholder nominations for the election of director and or business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

   Section 8.

A.  A director of the Corporation shall, to the full extent not prohibited by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director.

B.  Any repeal or modification or this Article VIII shall be prospective and shall not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

CERTIFICATE OF OWNERSHIP AND MERGER
OF
FIBERMARK, INC.
WITH AND INTO
SPECIALTY PAPERBOARD, INC.
  Annexed hereto is a true and correct copy of resolutions (the “Resolutions”) adopted by the Board of Directors of Specialty Paperboard, Inc., a Delaware corporation incorporated on June 18, 1989, approving the merger of FiberMark, Inc., a Delaware corporation incorporated on March 25, 1997, a wholly owned subsidiary of Specialty Paperboard, Inc., with and into Specialty Paperboard, Inc. Specialty Paperboard, Inc. will assume all of the obligations of FiberMark, Inc.
  The date of adoption of the Resolutions was February 20, 1997.
  The surviving corporation is Specialty Paperboard, Inc., which, in accordance with Section 253(b) of the Delaware General Corporation Law, hereby changes its name to “FiberMark, Inc.” as of the effective date of the merger.
  The merger shall be effective March 27, 1997.

     The undersigned, being the Vice President and Secretary, respectively, of Specialty Paperboard, Inc., the parent corporation and owner of all the outstanding stock of FiberMark, Inc. for the purpose of merging FiberMark, Inc. with and into Specialty Paperboard, Inc., and upon the effective date of the merger to change the name of Specialty Paperboard, Inc., as the surviving corporation, to “FiberMark, Inc.,” hereby declare and certify that this is our act and deed and the facts herein stated are true, and we do hereunto set our hand and seal this 26th day of March, 1997.

SPECIALTY PAPERBOARD, INC.

By:   /s/ Bruce Moore________________
Bruce Moore, Vice President

By:_/s/ Paul S. Street________________
Paul S. Street, Secretary

STATE OF VERMONT	)
)ss.
County of Windham	)

Be it remembered that on this 26th day of March, 1997, personally came before me, a notary public in and for the county and state aforesaid, Bruce Moore, vice president of a corporation of the State of Delaware, the corporation described in an which executed the foregoing certificate, known to me personally to be such, and be the said vice presen6t as such vice president, duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the said vice president of said corporation to said foregoing certificate is in the handwriting of the said vice president of said corporation, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/Mary Larsen___
Notary Public

CERTIFICATE OF CORPORATE RESOLUTION

I, Paul S. Street, do hereby certify that I am the duly elected and qualified Secretary and custodian of the official records of Specialty Paperboard, Inc., a corporation organized and existing under the laws of the State of Delaware.

That the following is a true and correct copy of resolutions of the Board of Directors adopted on the 20th day of February, 1997 and that said resolutions have not been amended, altered or repealed and remain in full force and effect on the date hereof;

RESOLVED, that the corporation form a wholly owned subsidiary corporation in the State of Delaware by the name of FiberMark, Inc.

RESOLVED, that the Board of Directors of Specialty Paperboard, Inc. (“Company”) as the parent of FiberMark, Inc., herby authorizes and approves the merger of FiberMark, Inc., a wholly owned subsidiary of the Company, with and into the Company, pursuant to the State of Delaware short-form merger statute, Del. Code Ann., Title B, Section 253, and that upon the effective date of the merger Specialty Paperboard Inc. will assume all of the obligations of FiberMark, Inc., and the name of Specialty Paperboard, Inc. shall be changed to FiberMark, Inc.; and be it

FURTHER RESOLVED, that the President and the Secretary of the Company are hereby authorized to execute and file a Certificate of Ownership and Merger with the appropriate indication that the name of the surviving corporation will be FiberMark, Inc.; and be it

FURTHER RESOLVED, that the officers of the Company are directed and empowered to execute and deliver on behalf of the company, and over its seal, any and all instruments necessary to effect this transactions, including, but not limited to, any required filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

DATED this 26th day of March, 1997.

/s/ Paul S. Street____________________
Paul S. Street, Secretary

CERTIFICATE OF DESIGNATIONS BY
BOARD OF DIRECTORS AS TO THE
DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
FIBERMARK, INC.

FiberMark, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), acting pursuant to §151 of the General Corporation Law of the State of Delaware, does hereby submit the following Certificate of Designations by the Board of Directors as to the designations, preferences and rights of the Series A Junior Participating Preferred Stock.

FIRST: That the Certificate of Incorporation provides that the total number of shares which the Corporation may issue is as follows:

“The total number of shares of all classes of stock which the Corporation has authority to issue is 22,000,000 shares, consisting of 20,000,000 shares of Common Stock, each having a par value of $.001, and 2,000,000 shares of Preferred Stock, each having a par value of $.001.”

SECOND: That the Certificate of Incorporation provides that the Board of Directors of the Corporation is authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof.

There were no shares of Preferred Stock authorized and issued through the day preceding the date hereof.

THIRD: That the Board of Directors of the Corporation has duly adopted the following resolutions:

“RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the “Board”) in accordance with the provisions of the Certificate of Incorporation, as amended, the Board hereby creates a series of Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

Series A Junior Participating Preferred Stock:

Section 9.    Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be Twenty Thousand (20,000). Such number of shares may be increased or decreased by resolution of the Board prior to issuance; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 10.   Dividends and Distributions.

(A)    Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 2(A) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(B)    The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 11.    Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)    Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(B)    Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)  (i)   If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of the Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board. Such special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

    (ii)    During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then, and during such time as such right continues, (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

    (iii)    A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

    (iv)    If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

    (v)    At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

(D)    Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 12.    Certain Restrictions.

(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 13.    Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 14.    Liquidation, Dissolution or Winding Up.

(A)    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(B)    Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

(C)    In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

Section 15.    Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

Section 16.    No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 17.    Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

Section 18.    Amendment. At such time as any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Section 19.    Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.”

     FOURTH: That the said resolutions of the Board of Directors, and the creation and authorization of issuance thereby of the Series A Junior Participating Preferred Stock and the determination thereby of the provisions applicable to such series as described in the resolution contained in the THIRD article hereof, were duly adopted by the Board of Directors in accordance with Section 151 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said FiberMark, Inc. has caused this Certificate to be signed by Bruce Moore, its Vice President and Chief Financial Officer, as of this 9th day of May, 2002.

By: _/s/Bruce Moore_________________
Bruce Moore
Vice President and Chief Financial Officer